Exhibit 99.1

General Moly, Inc. — NYSE AMEX and TSX: GMO

1726 Cole Blvd., Suite 115

Lakewood, CO 80401

Phone: (303) 928-8599

Fax: (303) 928-8598

GENERAL MOLY ANNOUNCES THIRD QUARTER RESULTS

CONFIRMS MT. HOPE EXPECTED ECONOMICS, CAPITAL REQUIREMENTS, AND OPERATING COSTS

LAKEWOOD, COLORADO — November 9, 2009, General Moly (NYSE AMEX and TSX: GMO) announced its unaudited financial results for the third quarter ended September 30, 2009.

Net loss for the three months ended September 30, 2009 was approximately $2.4 million ($0.03 per share) compared to a loss of $2.8 million ($0.04 per share) for the year ago period.  Net loss for the nine month period ending September 30, 2009 was approximately $8.1 million ($0.11 per share) compared to a loss of $11.8 million ($0.17 per share) for the year ago period.

Consolidated cash balance at the end of the third quarter was approximately $59 million compared to approximately $70 million at the end of the second quarter as a result of $9 million in development and equipment deposit costs and $2 million in General and Administrative costs.  Financial information is included at the back of this release.

PERMITTING UPDATE

The Company expects the Bureau of Land Management (BLM) to complete an administrative Draft Environmental Impact Statement (EIS) in late 2009 and to receive its Record of Decision (ROD) in the third quarter of 2010. The two outstanding technical reports related to regional hydrology and pit lake geochemistry were completed and submitted to the BLM in late October and early November.  The Company believes these studies confirm that the Mt. Hope project will have minimal long term impact to local ground water.

Bruce D. Hansen, Chief Executive Officer, said, “Finalizing our hydrologic reports after gathering extensive additional data and completing robust models represents a significant milestone in the Mt. Hope permitting effort as it paves the way to see the draft EIS ready for public comment in the first quarter of next year.”

FINANCING PLAN UPDATE

The Company is continuing work with Cutfield Freeman & Co., a London based financial advisory firm, to seek bi-lateral agency and off-take related financing as well as with Credit Suisse and Barclays to seek bank project financing to augment the projected agency financing.  During the third quarter, the Company introduced a number of proposals to interested parties seeking off-take related financing or Mt. Hope project equity in conjunction with bi-lateral agency financing.  Additionally, the Company continues to monitor the bank project finance market, which is returning to health, as well as other capital markets.  With $59 million in cash at the end of the third quarter, the Company continues to anticipate having adequate liquidity through the end of 2010 without accessing new sources of financing while maintaining the current cash conservation strategy.

MT. HOPE PROJECT CAPITAL ESTIMATE AND PROJECT ECONOMICS

During the third quarter, the Company reviewed capital cost requirements for the Mt. Hope project based on completing 60% engineering, and confirmed its previous estimate of $1,039 million.  During its review, the Company identified potential opportunities to reduce initial capital by as much as $74 million if the project were to be constructed today, primarily consisting of lower construction material costs, reductions to contingency on already committed equipment, and lower mining equipment costs.  However, given the Company’s expectation to construct the project in a healthier economic environment beginning in late 2010, it has elected to maintain its current capital guidance, which includes $86 million of contingency.  The Company will strive to ultimately capture these identified potential cost saving opportunities along with continually evaluating other cost saving opportunities.  The Mt. Hope project’s anticipated capital requirements are broken down in the following table.

Mt. Hope Project Capital Requirements

Category	Expenditure
(million US$)
Mining equipment	134
Milling equipment	175
Construction	347
Owners cost, pre-stripping	170
Taxes, freight, spares	68
EPCM	59
Contingency	86
Total Capital	$1,039 million
Bonding and pre-paid items	$115 million
Total Capital Requirement	$1,154 million
Sustaining capital (40+ years)	$642 million

The Company also reviewed projected operating costs for the Mt. Hope project, which remain in-line with previous guidance.  Using $80 per barrel oil equivalent energy costs, direct operating costs for the Mt. Hope project over the first full five years of operation are anticipated to average $5.29 per pound, and Costs Applicable to Sales (CAS) per pound, including anticipated royalties calculated at $15 per pound molybdenum, are anticipated to average $6.38 per pound.  For each $10 change in per barrel oil costs, Mt. Hope’s anticipated direct operating cost change approximately $0.10 per pound.  A table reconciling direct operating costs and CAS per pound as well as a table providing estimated operating costs for the project over its mine life can be found at the back of this release.

Economics for the Mt. Hope project remain in-line with previous estimates as well.  On a look forward basis, at $15 per pound flat moly prices, the after-tax Net Present Value (NPV) of General Moly’s 80% equity interest in the Mt. Hope project, discounted at 8%, is anticipated to be $1.028 billion, approximately $14.19 per outstanding share, representing an internal rate of return (IRR) of over 26%.  For every $1 change in the moly price between $10 and $20 per pound, the after-tax NPV of General Moly’s 80% interest in Mt. Hope changes by approximately $180 million.  In addition to the project’s NPV, General Moly has approximately $59 million in cash on its balance sheet, approximately $0.81 per outstanding share.

MOLYBDENUM MARKET UPDATE

Over the third quarter of 2009, spot molybdenum prices traded between $10.15 and $17.45 per pound, ending the quarter at $14.13 and trading as low as $11.00 per pound more recently.  Price fluctuations during the period were primarily attributable to changing Chinese demand patterns.  Although Chinese crude steel production continues at record levels, Chinese imports of molybdenum have diminished recently, causing price weakness.  Prices well above the lows seen earlier this year continue to be supported by Chinese molybdenum imports, increasing steel capacity utilization rates in developing nations, modestly improving steel capacity utilization in the United States and Europe, an end to global inventory de-stocking, and molybdenum supply reductions.

RESERVE AND RESOURCE ESTIMATE UPDATE

Beginning in the third quarter of this year, the Company undertook an initiative to update its resource model of the Mt. Hope molybdenum deposit based on additional geologic interpretation and the incorporation of 96 previously-drilled core and reverse circulation holes that were not included in the 2007 Bankable Feasibility Study (BFS).  These holes include drilling for the purpose of water modeling, waste rock sampling, geotechnical evaluation, and infill holes targeting the first ten years of production that were drilled following the creation of the resource model used in the 2007 BFS.

With an improved geologic database and an enhanced deposit model, the Company will strive to further optimize the mine plan.  An updated reserve estimate and 43-101 compliant resource estimate and optimized mine plan are anticipated to be finalized early next year.

RESTATEMENT OF GAAP RESULTS

On November 3, 2009, the Company determined that its unaudited consolidated financial statements for the three months ended March 31, 2009 and the three and six months ended June 30, 2009 contained an error with respect to the balance sheet classification of POS-Minerals interest in Eureka Moly, LLC.  Following implementation of FASB guidance for noncontrolling interest effective January 1, 2009, we classified the POS-Minerals interest as noncontrolling interest as of March 31, 2009 and June 30, 2009 as a component of equity.  Previously, the POS-Minerals interest was classified as minority interest within temporary equity.  Management determined that POS-Minerals interest in the LLC is more appropriately classified as temporary equity.  On November 9, 2009, the Company filed a Form 8-K describing the effect on the balance sheet of the restated amounts.

Additional information on the Company’s third quarter results will be available in General Moly’s third quarter Form 10-Q, which will be filed with the Securities and Exchange Commission and posted on the Company’s website.

GENERAL MOLY, INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED BALANCE SHEETS

(Dollars in thousands except per share amounts)

	September 30, 2009	December 31, 2008
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$58,646	$78,462
Restricted cash — Eureka Moly, LLC	37	13,915
Deposits, prepaid expenses and other current assets	214	326
Total Current Assets	58,897	92,703
Mining properties, land and water rights	97,432	79,292
Deposits on project property, plant and equipment	40,214	31,499
Restricted cash held for electricity transmission	12,286	12,545
Restricted cash held for reclamation bonds	1,133	1,133
Non-mining property and equipment, net	605	763
Other assets	2,994	2,994
TOTAL ASSETS	$213,561	$220,929

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$6,175	$6,692
Current portion of long term debt	121	128
Total Current Liabilities	6,296	6,820
Provision for post closure reclamation and remediation costs	586	731
Deferred revenue	100	—
Long term debt, net of current portion	240	330
Total Liabilities	7,222	7,881

COMMITMENTS AND CONTINGENCIES	—	—

CONTINGENTLY REDEEMABLE NONCONTROLLING INTEREST	99,761	100,000

EQUITY
General Moly, Inc. stockholders’ equity
Common stock, $0.001 par value; 200,000,000 shares authorized, 72,437,538 and 71,852,646 shares issued and outstanding, respectively	72	72
Additional paid-in capital	186,812	185,179
Accumulated deficit before exploration stage	(213)	(213)
Accumulated deficit during exploration and development stage	(80,093)	(71,990)
Total General Moly, Inc. stockholders’ equity	106,578	113,048
TOTAL LIABILITIES AND EQUITY	$213,561	$220,929

GENERAL MOLY, INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited - In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended		January 1, 2002 (Inception of
	September 30, 2009	September 30, 2008	September 30, 2009	September 30, 2008	Exploration Stage) to September 30, 2009

REVENUES	$—	$—	$—	$—	$—
OPERATING EXPENSES:
Exploration and evaluation	273	1,084	638	5,270	37,342
General and administrative expense	2,083	2,204	7,719	8,119	47,002
TOTAL OPERATING EXPENSES	2,356	3,288	8,357	13,389	84,344
LOSS FROM OPERATIONS	(2,356)	(3,288)	(8,357)	(13,389)	(84,344)
OTHER INCOME
Interest and dividend income	6	530	15	1,563	3,947
Other income	—	—	—	—	65
TOTAL OTHER INCOME	6	530	15	1,563	4,012
LOSS BEFORE TAXES	(2,350)	(2,758)	(8,342)	(11,826)	(80,332)
INCOME TAXES	—	—	—	—	—
CONSOLIDATED NET LOSS	$(2,350)	$(2,758)	$(8,342)	$(11,826)	$(80,332)
LESS: NET LOSS ATTRIBUTABLE TO CONTINGENTLY REDEEMABLE NONCONTROLLING INTEREST	—	—	239	—	239
NET LOSS ATTRIBUTABLE TO GENERAL MOLY, INC.	$(2,350)	$(2,758)	$(8,103)	$(11,826)	$(80,093)
BASIC AND DILUTED NET LOSS ATTRIBUTABLE TO GENERAL MOLY PER SHARE OF COMMON STOCK	$(0.03)	$(0.04)	$(0.11)	$(0.17)
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING — BASIC AND DILUTED	72,393	71,353	72,154	69,663

GENERAL MOLY, INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited — In thousands)

	Nine Months Ended		January 1, 2002 (Inception of Exploration Stage) to
	September 30, 2009	September 30, 2008	September 30, 2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Consolidated Net Loss	$(8,342)	$(11,826)	$(80,332)
Adjustments to reconcile net loss to net cash used by operating activities:
Services and expenses paid with common stock	—	—	1,990
Writedown of deposits on property, plant and equipment	378	—	378
Depreciation and amortization	259	225	812
Equity compensation for employees and directors	1,330	2,029	13,314
Decrease (increase) in deposits, prepaid expenses and other	112	53	(122)
Decrease (increase) in restricted cash held for electricity transmission	259	(12,545)	(12,286)
(Decrease) increase in accounts payable and accrued liabilities	(1,027)	2,951	5,643
(Decrease) increase in post closure reclamation and remediation costs	(145)	219	377
Net cash used by operating activities	(7,176)	(18,894)	(70,226)

CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for the purchase of equipment	(7)	(457)	(1,331)
Purchase of securities	—	—	(137)
Purchase and development of mining properties, land and water rights	(17,520)	(32,422)	(91,274)
Deposits on property, plant and equipment	(9,093)	(22,849)	(40,592)
Proceeds from option to purchase agreement	100	—	100
Increase in restricted cash held for reclamation bonds	—	(355)	(642)
Cash provided by sale of marketable securities	—	—	246
Net cash used by investing activities	(26,520)	(56,083)	(133,630)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of stock, net of issuance costs	99	20,494	165,204
Cash proceeds from POS-Minerals Corporation	—	100,000	100,000
Cash paid to POS-Minerals Corporation for purchase price adjustment	—	(2,994)	(2,994)
Decrease (increase) in restricted cash — Eureka Moly, LLC	13,878	(41,578)	(37)
Net (decrease) increase in debt	(97)	192	283
Net cash provided by financing activities	13,880	76,114	262,456
Net (decrease) increase in cash and cash equivalents	(19,816)	1,137	58,600
Cash and cash equivalents, beginning of period	78,462	78,371	46
Cash and cash equivalents, end of period	$58,646	$79,508	$58,646

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Equity compensation capitalized as development	$714	$1,801	$4,843
Restricted cash held for reclamation bond acquired in an acquisition	—	—	491
Post closure reclamation and remediation costs and accounts payable assumed in an acquisition	—	—	263
Common stock and warrants issued for property and equipment	—	—	1,586

Additional detail related to Mt. Hope’s anticipated operating costs are included in the table below.

Unit Cost by Mine Phase

Time Period	Direct Operating Cost(1)	Costs Applicable to Sales (CAS) (1), (2)
First full 5 years	$5.29	$6.38
First full 10 years	$5.75	$6.85
First full 32 years (conclusion of mining)	$6.90	$8.00
Life of Mine (40+ years)	$7.13	$8.34

(1)   Calculated at $80 per barrel oil equivalent energy prices

(2)   Calculated assuming royalties and Nevada Net Proceeds Tax based on $15 per pound molybdenum

Reconciliation between Direct Operating Costs, a non-GAAP measure, and Costs Applicable to Sales (CAS), a GAAP measure, is provided in the table below, which is calculated assuming an $80 per barrel oil equivalent operating costs.

Costs Applicable to Sales (CAS) Reconciliation for first full five years

Direct operating cost	$5.29
Royalty payments(1)	$0.71
Nevada net proceeds tax(2)	$0.38
Costs Applicable to Sales	$6.38

(1)   Royalty payments are a function of assumed molybdenum prices realized.  Please see the Company’s Form 10-K on file with the SEC for additional detail

(2)   Nevada net proceeds tax are a function of assumed profitability, which are a function of assumed molybdenum prices, among many other factors.  Please see the Company’s Form 10-K on file with the SEC for additional detail

* * * *

General Moly is a U.S.-based molybdenum mineral development, exploration and mining company listed on the NYSE AMEX (formerly the American Stock Exchange) and the Toronto Stock Exchange under the symbol GMO. Our primary asset, our interest in the Mt. Hope project located in central Nevada, is considered one of the world’s largest and highest grade molybdenum deposits. Combined with our second molybdenum property, the Liberty project that is also located in central Nevada, our goal is to become the largest primary molybdenum producer by the middle of the next decade. For more information on the Company, please visit our website at http://www.generalmoly.com.

Contact Information — General Moly:

Investors — Seth Foreman	(303) 928-8591	sforeman@generalmoly.com
Business Development — Greg McClain	(303) 928-8601	gmcclain@generalmoly.com

Website: http://www.generalmoly.com	info@generalmoly.com

Forward-Looking Statements

Statements herein that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties that could cause actual results to differ materially from those projected, anticipated, expected or implied. These risks and uncertainties include, but are not limited to, the Company’s ability to obtain required permits to commence production and its ability to raise required financing, metals price and production volatility, exploration risks and results, and project development risks. For a detailed discussion of risks and other factors that may impact these forward looking statements please refer to the Risk Factors and other discussion contained in the Company’s quarterly and annual periodic reports on Forms 10-Q and 10-K, as the same are amended from time to time, on file with the SEC. The Company undertakes no obligation to update forward-looking statements.